Exhibit (a)(3)
                                   Articles of
                     Amendment of Articles of Incorporation
                                       Of
                              Accessor Funds, Inc.

         I, J. Anthony Whatley, III, the President of ACCESSOR FUNDS, INC., a Maryland corporation having its principal office in Seattle, Washington (the "Corporation"), Hereby certify to State Department of Assessments and Taxation of Maryland that:

          FIRST: As of the date of these Articles of Amendment, the Corporation has no stock outstanding or subscribed for entitled to be voted on a charter amendment.

         SECOND: The Corporation's board of directors approved by unanimous written consent on October 14, 1991 to amend Section 1 of Article IV of the Articles of Incorporation to read as follows:

     The total number of shares of capital stock which the Corporation has authority to issue is 10,000,000,000 shares of the par value of $10,000,000. The capital stock is initially classified into twelve series, which are designated as follows:

                                                       Number of
Series                                                 Authorized Shares
------                                                 -----------------

Equity Market Series Common Stock                      1,000,000,000
Growth Series Common Stock                             1,000,000,000
Value and Income Series Common Stock                   1,000,000,000
Small Cap Series Common Stock                            500,000,000
International Series Common Stock                      2,000,000,000
Intermediate Fixed-Income Series Common Stock            500,000,000
Short-Intermediate Fixed-Income Series Common Stock      500,000,000
Mortgage Securities Series Common Stock                  500,000,000
U.S. Government Money Series Common Stock              1,000,000,000
Prudent Management Series Common Stock                 1,000,000,000
Short-Term Tax-Exempt Series Common Stock                500,000,000
Connecticut Tax-Free Series Common Stock                 500,000,000


         I acknowledge this document to be my act, and state under the penalties of perjury that with respect to all matters and facts herein, to the best of my knowledge, information and belief such matters and facts are true in all material repescts and that this statement is made under the penalties of perjury.

October 15, 1991

                           /s/ J. ANTHONY WHATLEY, III
                               J. Anthony Whatley, III
                               President

Attest:

/s/ LINDA V WHATLEY
    Linda V Whatley
    Secretary


         THE UNDERSIGNED, President of ACCESSOR FUNDS, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                           /s/ J. ANTHONY WHATLEY, III
                               J. Anthony Whatley, III
                               President
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